Exhibit 10.4

TRIPADVISOR, INC. RESTRICTED STOCK UNIT AGREEMENT

(French)

THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), dated as of the Grant Date between Tripadvisor, Inc., a Nevada corporation (the “Company”), and the Eligible Individual designated on the Grant Details (as defined below), describes the terms of an Award of restricted stock units qualified for favorable income tax and social security treatment in France as set out in Article 135 of the Macron Law (“Qualified RSUs”) to the Eligible Individual by the Company.

All capitalized terms used herein, to the extent not defined, shall have the meanings set forth in the Company’s 2023 Stock and Annual Incentive Plan (as amended and/or restated from time to time, the “Plan” or the French Schedule attached hereto).

1. Award and Vesting of Qualified RSUs

(a) Subject to the terms and conditions of this Agreement, the Plan and the Grant Details, the Company hereby grants Qualified RSUs to the Eligible Individual. Reference is made to the “Grant Details” that can be found on the equity plan website of the current professional selected by the Company to administer the Plan (the “Plan Administrator”), currently located at www.netbenefits.fidelity.com (or any successor equity administration system selected by the Company to manage the Plan from time to time). The Grant Details, which set forth the number of Qualified RSUs granted to the Eligible Individual by the Company, the Grant Date and the vesting schedule of the Qualified RSUs (among other information), are hereby incorporated by reference into, and shall be read as part and parcel of, this Agreement.

(b) Subject to the terms and conditions of this Agreement, the Grant Details and the Plan, the Qualified RSUs shall vest and no longer be subject to any restriction (such period during which restrictions apply shall be referred to as the “RSU Restriction Period”) on the date(s) detailed in the Grant Details.

2.
Settlement of Qualified RSUs

As soon as practicable after any Qualified RSUs have vested and are no longer subject to the RSU Restriction Period (but in no event later than thirty (30) days thereafter), such Qualified RSUs shall be settled. Subject to Section 8 (pertaining to the taxes and fees), for each RSU settled pursuant to this Section 2, the Company may, in its sole discretion, settle the Qualified RSUs in cash or Shares by causing to be paid or delivered to the Eligible Individual cash or one or more unlegended, freely-transferable Shares upon settlement of the number of Shares in respect of which the Qualified RSUs have vested. The Shares issued or transferred shall be recorded in the name of the Eligible Individual in an account controlled by the Company or Broker, or in such other manner as the Company or the empowered corporate body may otherwise determine, to ensure compliance with applicable restrictions provided under French law. Notwithstanding the foregoing and subject to applicable law, the Company shall be entitled to hold the Shares issuable upon settlement of Qualified RSUs that have vested until the Company or the Plan Administrator shall have received

French Employee – Version July 2025

from the Eligible Individual a duly executed Form W-9 or Form W-8, as applicable and if legally required, as well as such other documents as may be legally required.

3.
Recoupment or “Clawback” Policy

All Awards received and any Shares or other amount or property that may be issued, delivered, or paid in respect of the Award, as well as any consideration that may be received in respect of a sale or other disposition of any such Shares or property, will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with the Company’s Clawback Policy (as in effect from time to time and any amendments or successor policies) or similar policy or any applicable law related to such actions. The Eligible Individual’s acceptance of this Award constitutes the Eligible Individual’s acknowledgment of and consent to the Company’s application, implementation, and enforcement of the Company’s Clawback Policy or similar policy that may apply to the Eligible Individual, whether adopted before or after the Grant Date, and any applicable law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Eligible Individual’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or applicable law, without further consideration or action.

4.
Termination of Employment

(a) In the event a Termination of Employment of the Eligible Individual occurs during the RSU Restriction Period for any reason (whether or not in breach of local labor laws), except as otherwise provided in the Plan or any written employment agreement or written offer letter between the Company and the Eligible Individual (an “Employment Arrangement”), the Eligible Individual’s right to any Qualified RSUs that have not vested as of the date of Termination of Employment will terminate effective as of the date of the Termination of Employment and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); The Eligible Individual shall not be entitled by way of compensation for loss of office or otherwise to any sum or other benefit to compensate the Eligible Individual for the loss of any rights under this Agreement or the Plan.

(b) Notwithstanding the provisions of Section 1 above or anything in the Plan or in any Employment Agreement to the contrary, in the event the Eligible Individual incurs a Termination of Employment by the Company for Cause, or the Eligible Individual voluntarily incurs a Termination of Employment within two years after any event or circumstance that would have been grounds for a Termination of Employment for Cause, the Eligible Individual’s RSUs (whether or not vested) shall be forfeited and cancelled in their entirety upon such Termination of Employment without any consideration being paid therefor and otherwise without any further action of the Company whatsoever. In such event, the Company may cause the Eligible Individual, immediately upon notice from the Company, to either (i) return the Shares issued upon settlement of the Qualified RSUs that vested during the two-year period after the events or circumstances giving rise to or constituting grounds for such Termination of Employment for Cause or (ii) pay to the Company an amount equal to the aggregate amount, if any, that the Eligible Individual had previously realized in respect of any and all Shares issued upon settlement of the Qualified RSUs that vested during the two-year period after the events or circumstances giving rise to or

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constituting grounds for such Termination of Employment for Cause (i.e., the value of the Qualified RSUs upon vesting), in each case including any dividend equivalents or other distributions received in respect of any such RSUs.

(c) Notwithstanding anything herein to the contrary, except as provided in Section 4(b) above, regarding Termination of Employment for Cause, if there is any conflict between the terms of an Employment Arrangement and the Plan, the terms that are more favorable to the Eligible Individual will apply. In no event shall Eligible Individual be entitled to the same type of benefits under both the Plan and any Employment Arrangement for the same event or qualifying termination.

(d) For purpose of this Agreement, employment with the Company shall include employment with the Company’s Subsidiaries or Affiliates. The Committee shall have the exclusive discretion to determine whether there has been any interruption or Termination of Employment, whether and when grounds for a Termination of Employment for Cause existed or whether there occurred a Change in Control.

5.
French Qualified RSUs
(a)
The following additional terms and conditions are also applicable to Awards of Qualified RSUs granted pursuant to this Agreement and the French Schedule attached hereto.
a.
For purposes of this Agreement, Eligible Individuals are officers or employees of the Company or a company in which the Company owns directly or indirectly at least 10% of the equity or voting rights, who are located in France. Eligible Individuals are selected by their employer and approved by the Company or the empowered corporate body. No Qualified RSU can be granted to an Eligible Individual who:
(i)
holds directly or indirectly, more than ten percent (10%) of the outstanding Shares of the Company; or
(ii)
would, as a result of a grant of a Qualified RSU, hold more than ten percent (10%) of the outstanding Shares of the Company.

Any Eligible Individual who, on the Grant Date of a Qualified RSU, and to the extent required under French law, is employed under the terms and conditions of an employment contract (“contrat de travail”) by a French entity or who is a corporate officer of a French entity, shall be eligible to receive, at the discretion of the Company or the empowered corporate body, Qualified RSUs under the Plan as adjusted to meet the requirements of the French Code de commerce.

b.
Vesting will take place on the dates outlined in the Grant Details and will be subject to the Plan, the Agreement, this Appendix and the Eligible Individual’s continuous employment. The Award will Vest over a four year period, Vesting 25% each year. Notwithstanding any other rule of the Plan, the Agreement or the Schedule:

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(i)
where an Eligible Individual leaves employment for reason of death during the Vesting Period or any Holding Period, his or her personal representatives may require, within six months from the date of death, Vesting of the deceased’s Qualified RSUs (if not already Vested) and the transfer of the underlying Shares (the Shares will be transferred to the personal representatives of the Eligible Individual as soon as practicably possible following their request); and
(ii)
in the event of disability (as defined under the second or third category of Article L.341-4 of the French Code de la sécurité sociale), Vesting of the Eligible Individual’s Qualified RSUs may be accelerated at the discretion of the empowered corporate body (and the underlying Shares shall then be transferred to the Eligible Individual as soon as practicably possible).
c.
In relation to the first 25% of the Award which Vests after one year, there will be a Holding Period, so that a minimum two-year period is observed between the Grant Date and the end of the compulsory Holding Period. The Holding Period shall therefore mean the period of at least one year following Vesting during which the Shares cannot be sold or transferred by Eligible Individuals. This Holding Period applies even if the Eligible Individual is no longer an employee or corporate officer of the Company. Shares transferred to Eligible Individuals holding the duties of chairman of the board, general manager, deputy general manager, member of the directory board, or manager (respectively président du conseil d’administration, directeur général, directeur général délégué, membre du directoire or gérant) of the Company or any Affiliate or Subsidiary shall not be sold or transferred before termination of the Eligible Individuals’ executive duties. Alternatively, the Company or the empowered corporate body may decide that a fraction of the Shares transferred to Eligible Individuals holding the duties of chairman of the board, general manager, deputy general manager, member of the directory board, or manager (respectively président du conseil d’administration, directeur général, directeur général délégué, membre du directoire or gérant) of the Company Affiliate or Subsidiary will be in a registered form and will not be available for sale or transfer before termination of the Eligible Individuals’ executive duties.
d.
The Award price of a Qualified RSU cannot exceed 5% of the nominal value of the Share.
7.
Non-Transferability of the Qualified RSUs

During the RSU Restriction Period and until such time as the Qualified RSUs are settled as provided herein or on the website of the Plan Administrator, the Qualified RSUs shall not be transferable by the Eligible Individual by means of sale, assignment, exchange, encumbrance, pledge, hedge or otherwise, except in the event of death or disability (as defined under the second or third category of Article L.341-4 of the French Code de la sécurité sociale). Subject to the limitations on the transferability contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

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Shares also cannot be sold or transferred during the Closed Period.

8.
Rights as a Stockholder

An Eligible Individual shall not be entitled to any dividends (or other distributions) and shall have no right to vote in respect of the Shares subject to Awards of Qualified RSUs under the French Schedule until the Shares have vested. After Vesting and during the Holding Period, the Eligible Individual shall be entitled to the dividends, distributions or other rights attached to the Eligible Individual’s Vested Shares as they arise.

9.
Adjustment in the Event of Change in Stock

On the occurrence of one of the events specified under Article L.225-181 of the French Code de commerce, the Company or the empowered corporate body may make such adjustments as it considers appropriate to restore the value of the Qualified RSUs. An adjustment made under this rule shall only be permissible to the extent that it is intended to, and that its sole effect is to, restore the value of the Qualified RSUs and it is made in compliance with the rules set out in the French Code de commerce.

10.
Taxes, Fees and Withholding
(a)
The Company agrees to pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of Shares received by an Eligible Individual in connection with the Qualified RSUs, together with any and all other fees and expenses necessarily incurred by the Company in connection therewith.
(b)
Regardless of any action taken by the Company or its Affiliates or Subsidiaries with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items legally due is and remains the Eligible Individual’s responsibility. None of the Company or its Affiliates or Subsidiaries (i) makes any representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant and vesting of the Qualified RSUs or the receipt of cash or any dividends or dividend equivalents with respect thereto; and (ii) commits to structure the terms of the Award or any aspect of the Qualified RSUs to reduce or eliminate the Eligible Individual’s liability for Tax-Related Items.
(c)
In the event that the Company, a Subsidiary or an Affiliate is required to withhold any Tax-Related Items as a result of the Award or vesting of the Qualified RSUs, or the receipt of cash or any dividends or dividend equivalents, the Eligible Individual shall pay or make adequate arrangements satisfactory to the Company, or the applicable Subsidiary or Affiliate to satisfy all such Tax-Related Items. The obligations of the Company under this Agreement shall be conditioned on compliance by the Eligible Individual with this Section 8. In this regard, the Eligible Individual authorizes the Company and/or its Subsidiaries or Affiliates to withhold all applicable Tax-Related Items legally payable by the Eligible Individual from the Eligible Individual’s wages or other cash compensation paid to the Eligible Individual by the Company and/or its Subsidiaries or Affiliates. The Company may, in its sole discretion and pursuant to such provisions as it may specify from time to time, withhold the number of Shares necessary to satisfy the tax withholding amount or arrange for the sale of such number of Shares as is necessary to pay

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any Tax-Related Items. In connection herewith, the Eligible Individual (i) authorizes, empowers and directs the Company and the Plan Administrator (or such brokerage firm as is contracted to manage the Company’s employee equity award program, (the “Broker”) to sell, at the market price and on the Exercise Date or as soon thereafter as is practicable, the number of Shares sufficient to pay the Tax-Related Items, and (ii) agrees to indemnify and hold harmless the Broker and the Company from and against all losses, liabilities, damages, claims and expenses, including reasonable attorneys’ fees and court costs, arising out of carrying out such actions. Finally, the Eligible Individual will pay to the Company or the applicable Subsidiary or Affiliate any amount of Tax-Related Items that the Company or the applicable Subsidiary or Affiliate may be required to withhold as a result of the Eligible Individual’s participation in the Plan or the Eligible Individual’s Award that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares underlying the Qualified RSUs or pay cash in settlement of the Qualified RSUs if the Eligible Individual fails to comply with the Eligible Individual’s obligations in connection with the Tax-Related Items as described in this Section.
(d)
In particular, the Eligible Individual understands and acknowledges that all income to which the Eligible Individual is entitled under this Agreement is pre-tax and the Company or its Subsidiaries or Affiliates have the right to withhold and pay on behalf of the Eligible Individual any taxes that the Company or any of its Subsidiaries or Affiliates is required to withhold in connection with such income in accordance with applicable law. In the event the Company or its Subsidiaries or Affiliates is not required under applicable law to serve as the withholding agent to withhold and pay on behalf of the Eligible Individual such individual income tax, the Eligible Individual shall have sole responsibility to make such payment, in which case the Eligible Individual shall provide, as requested by the Company or its Subsidiaries or Affiliates from time to time, relevant tax receipts to certify full and prompt payment. The Eligible Individual agrees to indemnify the Company and/or its Subsidiaries or Affiliates for any liability which may arise as a result of the Eligible Individual's failure to pay any and all taxes associated with any income derived pursuant to the Award.

(e) The Eligible Individuals (or beneficiaries, if applicable) are responsible for reporting the receipt of any income under the Plan, however received, to the appropriate tax authorities.

11.
Other Restrictions

(a) If at any time the Committee determines that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body is required, then, in any such event, the Award shall not be effective unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

(b) The Eligible Individual acknowledges that the Eligible Individual is subject to the Company’s policies regarding compliance with securities laws, including but not limited to its Insider Trading Policy (as in effect from time to time and any successor policies), and, pursuant to these policies, if the Eligible Individual is on the Company’s insider list, the Eligible Individual shall be required to obtain pre-clearance from the Company’s Chief Compliance Officer prior to

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purchasing or selling any of the Company’s securities, including any Shares issued upon vesting of the Qualified RSUs, and may be prohibited from selling such Shares other than during an open trading window. The Eligible Individual further acknowledges that, in its discretion, the Company may prohibit the Eligible Individual from selling such Shares even during an open trading window if the Company has concerns over the potential for insider trading.

(c) Notwithstanding any other rule of the Plan, this Agreement or the Schedule, the total number of Qualified Restricted Stock Units granted under the Plan or any other plan subject to provisions of Articles L.225-197-1 et seq. of the French Code de commerce shall not exceed 10 per cent of the Shares in issue at the Grant Date.

12.
Nature of Award

In accepting the Award, the Eligible Individual acknowledges that:

(a)
the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;
(b)
the Award is voluntary and occasional and does not create any contractual or other right to receive future awards, or benefits in lieu of awards, even if awards have been made repeatedly in the past;
(c)
all decisions with respect to future awards, if any, will be at the sole discretion of the Company;
(d)
the Eligible Individual’s participation in the Plan will not create a right to further employment or service with the Company, its Subsidiaries or Affiliates and shall not interfere with the ability of the Company or its Subsidiaries or Affiliates to terminate the Eligible Individual’s employment or service relationship at any time with or without Cause;
(e)
the Eligible Individual is voluntarily participating in the Plan;
(f)
the Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;
(g)
in the event that the Eligible Individual is not an employee of the Company, a Subsidiary or an Affiliate, the Award will not be interpreted to form an employment contract or relationship with the Company; and
(h)
in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or diminution in value of the Award resulting from the Eligible Individual’s Termination of Employment by the Company, Subsidiary or Affiliate (for any reason whatsoever and whether or not in breach of local labor laws) and the Eligible Individual irrevocably releases the Company, or the applicable Subsidiary or Affiliate from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent

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jurisdiction to have arisen, then, by signing this Agreement, the Eligible Individual will be deemed irrevocably to have waived the Eligible Individual’s entitlement to pursue such claim.
13.
No Advice Regarding Grant.

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Eligible Individual’s participation in the Plan, or the Eligible Individual’s acquisition or sale of the underlying Shares. The Eligible Individual is hereby advised to consult with the Eligible Individual’s own personal tax, legal and financial advisors regarding the Eligible Individual’s participation in the Plan, receipt of the Award and/or the vesting, settlement or disposition of the Award before taking any action related to the Plan or the Award.

14.
Notices

Any notices, communications or changes to this Agreement shall be communicated (either directly by the Company or indirectly through any of its Subsidiaries, Affiliates or the Plan Administrator) to the Eligible Individual electronically via email (or otherwise in writing to the Eligible Individual’s last address reflected in the Company’s records) promptly after such change becomes effective.

15.
Effect of Agreement; Severability

Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company. The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

16.
Laws Applicable to Construction; Consent to Jurisdiction
(a)
The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware. In addition to the terms and conditions set forth in this Agreement, the Qualified RSUs are subject to the terms and conditions of the Plan, which are hereby incorporated by reference.
(b)
Any and all disputes arising under or out of this Agreement, including without limitation any issues involving the construction, enforcement or interpretation of any of the provisions of this Agreement, shall be resolved by the Committee or its authorized delegate. Such determination or resolution by the Committee or its authorized delegate will be final, binding and conclusive for all purposes.
17.
Conflicts; Interpretation and Correction of Errors
(a)
In the event of any (i) conflict between the Grant Details, this Agreement, any information posted on the system of the Plan Administrator and/or the books and records of the Company, or (ii) ambiguity in the Grant Details, this Agreement, any information posted on the

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system of the Plan Administrator and/or the books and records of the Company, the Plan shall control.
(b)
The Committee shall have the power to interpret the Plan, this Agreement, the Grant Details, any information posted on the system of the Plan Administrator and/or in the books and records of the Company, and to adopt such rules for the administration, interpretation and application of the Plan and the Award as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Qualified RSUs have vested). All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Eligible Individual, the Company and all other interested parties. The Committee shall not be personally responsible for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement. The Committee shall, in their absolute discretion, determine when any conditions have been fulfilled.
(a)
It is intended that the Qualified RSUs shall qualify for the special tax and social security treatment applicable to free shares granted under sections L. 225-197-1 to L.225-197-6 of the French Code de commerce (which came into force after the implementation of the Macron Law on August 7, 2015) and in accordance with the relevant provisions set forth by the French tax and social security laws. The terms of the Award shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws, as well as the relevant administrative guidelines and subject to the fulfilment of any legal, tax and reporting obligations, if applicable.
(c)
In the event that, due to administrative error, this Agreement does not accurately reflect an award properly granted to the Eligible Individual pursuant to the Plan, the Company, acting through the executive compensation and benefits team, reserves the right to cancel any erroneous document and, if appropriate, to replace the cancelled document with a corrected document.
18.
Data Privacy
(a)
The Eligible Individual understands that the Company, its Subsidiaries and Affiliates and/or Plan Administrator may hold certain personal information about the Eligible Individual, including, but not limited to, the Eligible Individual’s name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Eligible Individual’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Eligible Individual hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Eligible Individual’s Data as described in this document by and among, as applicable, the Company and its Subsidiaries or Affiliates for the exclusive purpose of implementing, administering and managing the Eligible Individual’s participation in the Plan.
(b)
The Eligible Individual understands that Data will be transferred to the Plan Administrator, or such other stock plan service provider as may be selected by the Company in the

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future to assist the Company with the implementation, administration and management of the Plan. The Eligible Individual understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Eligible Individual’s country. The Eligible Individual authorizes the Company, its Subsidiaries and Affiliates, the Plan Administrator and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Eligible Individual’s participation in the Plan.
(c)
The Eligible Individual understands that the Eligible Individual may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Eligible Individual’s local human resources representative. The Eligible Individual understands, however, that refusing or withdrawing the Eligible Individual’s consent may affect the Eligible Individual’s ability to participate in the Plan. For more information on the consequences of the Eligible Individual’s refusal to consent or withdrawal of consent, the Eligible Individual may contact the Eligible Individual’s local human resources representative.
19.
Amendment

The Company may modify, amend, or waive the terms of this Award, prospectively or retroactively, but no such modification, amendment or waiver shall materially impair the rights of the Eligible Individual without the Eligible Individual’s consent, except as required by applicable law, NASDAQ or stock exchange rules, tax rules or accounting rules. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

20.
Currency Risk

The Eligible Individual agrees and acknowledges that that Eligible Individual shall bear any and all risks associated with the exchange or fluctuation of currency associated with the Award, including without limitation the settlement of the Award and/or sale of the Shares (the “Currency Risk”). Eligible Individual waives and releases the Company, its Subsidiaries and Affiliates and the Plan Administrator from any potential claims arising out of the Currency Risk. Eligible Individual acknowledges and agrees that Eligible Individual shall with any and all exchange control requirements applicable to the Award and the sale of the Shares and any resulting funds including, without limitation, reporting or repatriation requirements.

21.
Choice of Language

The Eligible Individual has received this Agreement and any other related communications and consents to having received these documents solely in English. If, however, the Eligible Individual receives this or any other document related to the Plan translated into a language other than English and if the translated version is different from the English version in any way, the English version will control.

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22.
Electronic Delivery

The Company may, in its sole discretion, decide to deliver any documents related to the Award and participation in the Plan or future awards that may be awarded under the Plan by electronic means or to request the Eligible Individual’s consent to participate in the Plan by electronic means. The Eligible Individual hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

By participating in the Plan and receiving this Award, the Eligible Individual agrees to be bound by the terms and conditions of the Plan and this Agreement, including the Grant Details and Schedule.

23.
Schedule

Notwithstanding any provisions in this Agreement to the contrary, the Qualified RSUs shall be subject to any special terms and conditions set forth in the French Schedule to the Agreement. The Schedule constitutes a part of this Agreement. If, however, the Eligible Individual receives this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version in any way, the English version will control. If necessary, an Eligible Individual may request translated versions in their mother tongue.

24.
No Public Offer

The grant of Qualified RSUs is not intended to be a public offering of securities in the Eligible Individual’s country. The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of Qualified RSUs is not subject to the supervision of the local securities authorities.

25.
Imposition of Other Requirements

The Company reserves the right to impose other requirements on the Eligible Individual’s participation in the Plan, on the Award of RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable to comply with local law or facilitate the administration of the Plan, and to require the Eligible Individual to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

ADDITIONAL TERMS AND CONDITIONS OF THE TRIPADVISOR, INC.

RESTRICTED STOCK UNIT AGREEMENT

(FRANCE)

FRENCH SCHEDULE

Terms and Conditions

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This French Schedule includes special terms and conditions applicable to Eligible Individuals residing in France. These terms and conditions are in addition to, or if so indicated, in place of, the terms and conditions set forth in the Agreement and the Appendix.

The purpose of this French Schedule is to make certain variations to the terms of the Agreement and the Appendix, in order to satisfy French securities laws, exchange control, corporate law and tax requirements (especially the provisions of L. 225-197-1 et seq. of the French Code de commerce) to qualify Awards of Restricted Stock Units for favourable income tax and social security treatment in France as set out in Article 135 of the Macron Law (loi n° 2015-990 du 6 août 2015 pour la croissance, l'activité et l'égalité des chances économiques) (“Qualified Restricted Stock Units”).

The rules of the Agreement and the Appendix shall apply, subject to the modifications contained in this French Schedule, whenever the Company or the empowered corporate body decides to grant Qualified Restricted Stock Units to Eligible Employees under this French Schedule. This French Schedule shall only apply to Qualified Restricted Stock Units granted as conditional rights to acquire Shares.

If for any reason an Award does not satisfy the requirements of the French tax authorities for favourable income tax and social security treatment (to qualify as a Qualified Restricted Stock Unit), then the Company or the empowered corporate body can take such actions, including changing the Vesting Period and/or the Holding Period (both as defined below) as it considers reasonably necessary to achieve such treatment.

This French Schedule will be approved by the Committee (as the empowered foreign corporate body) on April 14, 2020, as required by the French tax authorities.

Definitions

Unless provided otherwise or unless the context requires otherwise, capitalized terms used but not defined in this French Schedule shall have the meaning assigned to them in the Plan, the Agreement and/or the Appendix.

The terms of a “Restricted Stock Unit” under this French Schedule shall be on similar terms to the equivalent “Restricted Stock Unit” under the Agreement, except to the extent that this French Schedule provides to the contrary.

For the purposes of this French Schedule only, the following additional definitions shall be used:

(a)
“Closed Period” will have the meaning defined in Section L. 225-197-1 of the French Code de commerce, being:
(i)
ten quotation days preceding and three quotation days following disclosure to the public of the consolidated financial statements or the annual statements of the Company; or
(ii)
any period during which corporate management of the Company possesses material information which could, if disclosed to the public, significantly

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impact the quotation of the Shares, until ten quotation days after the day such information is disclosed to the public.
(b)
“Grant Date” shall be the date on which the Committee:
(i)
designates the Eligible Individuals; and
(ii)
specifies the terms and conditions of the Qualified Restricted Stock Units, including the number of Shares to be transferred at a future date, the Vesting Period, any Holding Period, any conditions for the delivery of the Shares underlying the Restricted Stock Units, and any conditions for the disposal of the Shares.
(c)
“Holding Period” means the period (applicable under Article L. 225-197-1 of the French Code de commerce) following the relevant Vesting date of an Award during which the Vested Shares shall either be held by the Eligible Individual or by the Broker subject only to a restriction on sale, transfer or other disposal of such Vested Shares, provided that if the Vested Shares are to be held by the Eligible Individual he shall be required to enter into an agreement (a “Holding Agreement”) with the Company, whereby he agrees not to sell, transfer or otherwise dispose of the Shares prior to the end of the Holding Period.
(d)
“Broker” means such person or persons designated by the Company or the empowered corporate body to hold Vested Shares as nominee on behalf of an Eligible Individual during the Holding Period.
(e)
“Vesting” in relation to Qualified Restricted Stock Units, means an Eligible Individual becoming entitled to have the Shares transferred to him subject to the Plan, and the terms “Vest” and “Vested” shall be construed accordingly.
(f)
“Vesting Period” means the period from the Grant Date to the date of Vesting of an Award, such period lasting at least one year.

Notifications

This Schedule also includes country-specific information of which Eligible Individual should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2019. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Eligible Individual does not rely on the information noted herein as the only source of information relating to the consequences of Eligible Individual’s participation in the Plan because the information may be out of date at the time that Eligible Individual vests in the Award or sells Shares acquired under the Plan.

In addition, the information is general in nature and may not apply to Eligible Individual’s particular situation, and the Company is not in a position to assure Eligible Individual of any particular result. Accordingly, Eligible Individual is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, please note that if Eligible Individual is a citizen or resident of a country other than the country in

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which he or she is currently working, or transfers employment after grant, the information contained in this Schedule may not be applicable to Eligible Individual.

European Union (“EU”)/ European Economic Area (“EEA”) Data Privacy

The following replaces Section 17 of the Agreement:

In order to offer participation in the Plan, it is necessary for the Company to collect and process certain information about Eligible Individual. Further detail about this is set out below.

Eligible Individual’s participation in the Plan is voluntary. Eligible Individual may withdraw from the Plan at any time. Withdrawal from the Plan will not affect Eligible Individual’s salary as an employee or his or her employment; Eligible Individual would merely forfeit the opportunities and benefits associated with the Plan.

If Eligible Individual withdraws from the Plan, the Company will cease to use Eligible Individual’s information for the purpose of the Plan (subject to the data retention requirements set out below).

Data Collection and Usage. The Company collects personal information about Eligible Individual for purposes of administration of the Plan, including: name, home address, telephone number and email address, date of birth, social insurance number, passport or other identification number, salary, citizenship, nationality, job title, any equity, shares of stock or directorships held in the Company and its Affiliates, details of all RSUs or any other entitlement to equity granted, canceled, vested, unvested or outstanding in Eligible Individual’s favor, which the Company receives from Eligible Individual or the Employer (“Eligible Individual Data”).

The Company will process and use Eligible Individual Data for the purposes of allocating stock and implementing, administering and managing the Plan. The Company’s legal basis for the processing of Eligible Individual’s Data is based on contractual necessity for the performance of the Plan.

Stock Plan Administration Service Providers. The Company currently uses Fidelity and its affiliated companies (“Fidelity”) as its service provider for the Plan. The Company shares your Eligible Individual Data with Fidelity for the purposes of implementing, administering and managing the Plan. Fidelity is based in the United States. In the future, the Company may select a different service provider and share Eligible Individual Data with another company that serves in a similar manner. The Company’s service provider(s) will open an account for Eligible Individual to receive and trade stock. Eligible Individual may be asked to agree to separate terms and data processing practices with the service provider(s), which is a condition to his or her participation in the Plan.

International Data Transfers. The Company and its service provider(s), including Fidelity, are based in the United States, which means that it will be necessary for Eligible Individual Data to be transferred to, and processed in, the US. Eligible Individual should note that his or her country may have enacted data privacy laws that are different from the United States and which may offer different levels of protection. The legal basis for the transfer of Eligible Individual Data is based on contractual necessity for the performance of the Plan.

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Data Retention. The Company will use Eligible Individual Data only as long as is necessary to implement, administer and manage his or her participation in the Plan or as may be required by the Company in order to comply with legal or regulatory obligations, including under tax and securities laws (which will generally be no more than 7 years after the Eligible Individual ceases participating in the Plan).

Data Subject Rights. Eligible Individual has a number of rights under data privacy laws in his or her country. Depending on where Eligible Individual is based, his or her rights may include: (a) the right of access to the Eligible Individual’s personal data held by the Company, (b) the right of rectification of incorrect data, (c) the right to erasure of data, (d) the right to restriction of processing, and (e) the right to data portability.

If you have any questions about any aspect of the Plan or these terms, please contact privacy@tripadvisor.com.

Taxation of Award. This Award is intended to be French tax-qualified and is subject to the special terms and conditions set forth in the French Schedule to this Schedule.”

Exchange Control Information. Eligible Individual may hold Shares acquired under the Plan outside of France provided he or she declares all foreign accounts, whether open, current, or closed, in his or her income tax return. Furthermore, Eligible Individual must declare to the customs and excise authorities any cash or bearer securities he or she imports or exports without the use of a financial institution when the value of the cash or securities is equal to or exceeds €10,000 (for 2011).

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